UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 27, 2005

TERADYNE, INC.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-06462	04-2272148
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 Harrison Avenue, Boston, Massachusetts	02118
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 482-2700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

(a) On January 24, 2005, the Board of Directors (the “Board”) of Teradyne, Inc. (the “Company”) adopted resolutions (i) amending the Teradyne, Inc. 1996 Non-Employee Director Stock Option Plan to provide for an increased annual stock option grant to a non-employee Chairman of the Board, and (ii) increasing the annual cash retainer paid to a non-employee Chairman of the Board. The increases were approved in recognition of the substantial time, effort, and responsibilities that are associated with the Chairman position. Currently, a non-employee director of the Company receives an annual payment of $45,000 and is granted an annual stock option to purchase 15,000 shares of the Company’s common stock on the first Monday of February of each year. As a result of these changes, the Company’s Chairman, currently George W. Chamillard, will receive an annual payment of $90,000 and will be granted an annual stock option to purchase 30,000 shares of the Company’s common stock on the first Monday of February of each year.

(b) On January 24, 2005, the Board approved the Variable Compensation Plan for 2005 (the “VC Plan”). Pursuant to the VC Plan, executive officers and certain eligible senior employees (collectively, the “VC Participants” and individually, the “VC Participant”) who are integral to the success of the business may receive a variable compensation payment from the Company as determined by the Compensation Committee of the Board of Directors. The amount of variable compensation each VC Participant receives, if any, is based on overall corporate and individual business group performance during the prior year, as determined by the Compensation Committee and is calculated as a percentage of the VC Participant’s base annual salary (the “VC Factor”). The VC Factors for new VC Participants start at 10%. The VC Factors for VC Participants with greater levels of responsibility and experience may be up to 180% and could exceed 180% when reviewed at the Company’s annual July salary review.

In evaluating the overall corporate and individual business group performance, the Compensation Committee considers various factors, including, but not limited to the following: (1) the extent to which quantitative and qualitative plans were met for the year, with an emphasis on profitability, return on net assets and market share; (2) the extent to which process improvement results were achieved; (3) the extent to which results verified each individual business group’s strategy and improved its strategic position; and (4) the extent to which each individual business group’s mid-term plan and strategy was credible and contributed to the Company’s ability to adapt to changes in the marketplace or environment.

The Company’s Board of Directors and/or Compensation Committee reserve the right to adjust, modify or terminate the VC Plan, in full or in part, at any time in their sole discretion.

The VC Plan became effective on the date of its approval by the Board of Directors, January 24, 2005. The above description of the VC Plan is not a complete description of all terms and conditions of the VC Plan and is subject to and qualified in its entirety by the VC Plan, which is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
99.1	Variable Compensation Plan for 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TERADYNE, INC.

Dated: January 27, 2005	By:	/s/ Gregory R. Beecher
	Name:	Gregory R. Beecher
	Title:	V.P. & Chief Financial Officer